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                                  Exhibit 3(b)
                                  ------------

                          Certificate of Amendment to
                          Articles of Incorporation of
                          R. G. Barry Corporation, as
                        filed with the Ohio Secretary of
                             State on May 22, 1995





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                           CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                           R. G. BARRY CORPORATION
                           -----------------------

                 The undersigned hereby certify that they are the duly elected, qualified and acting Chairman of the Board and Secretary, respectively, of R.
G. Barry Corporation, an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on May 10, 1995, at which Annual Meeting a quorum of shareholders of the Company was at all times present in person or by proxy; and that the resolution attached hereto approving an amendment to Paragraph I of Article FOURTH of the Company's Articles of Incorporation increasing the authorized number of common shares, $1.00 par value, of the Company from 7,500,000 to 15,000,000 common shares, which resolution is attached hereto as Annex 1 and incorporated herein by this reference, was duly adopted by the shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of common shares of the Company entitling them to exercise at least a majority of the votes entitled to be cast to approve such amendment as required by Article TENTH of the Company's Articles of Incorporation.

                 IN WITNESS WHEREOF, the undersigned Chairman of the Board and Secretary of R. G. Barry Corporation, acting for and on behalf of said corporation, have hereunto set their hands this 10th day of May, 1995.

                                                                /s/ Gordon Zacks
                                             -----------------------------------
                                             Gordon Zacks, Chairman of the Board


                                                          /s/ Richard L. Burrell
                                             -----------------------------------
                                             Richard L. Burrell, Secretary





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                                   Annex 1
                                   -------

                 RESOLVED, that the Articles of Incorporation of R. G. Barry Corporation be, and the same hereby are, amended by deleting present Paragraph I of Article FOURTH in its entirety and by substituting in its place new Paragraph I of Article FOURTH in the following form:

                                 Paragraph I
                                      of
                                Article FOURTH
                                      of
                        the Articles of Incorporation
                                      of
                           R. G. Barry Corporation
                           -----------------------

                  FOURTH: I. The total number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of which 15,000,000, par value $1.00 per share, shall be of a class designated "Common Shares," 4,000,000, par value $1.00 per share, shall be of a class designated "Class A Preferred Shares" and 1,000,000, par value $1.00 per share, shall be of a class designated "Class B Preferred Shares." The Class A Preferred Shares and Class B Preferred Shares are sometimes collectively referred to herein as the "Preferred Shares.